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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-82080 of Photronics, Inc. on Form S-3 of our report dated December 7, 2001 (December 12, 2001 as to Note 17), appearing in the Annual Report on Form 10-K of Photronics, Inc. for the year ended October 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Hartford, Connecticut
February 21, 2002